Electronically Filed
12/1/2020 12:25 PM
Steven D. Grierson
CLERK OF THE COURT

ORDR

PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Petitioner
SMALL CAP COMPLIANCE, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of AQUA POWER SYSTEMS INC., a Nevada Corporation [Nevada Entity No. E0587302010-0], (Petition of SMALL CAP COMPLIANCE, LLC),	CASE NO.: A-20-823253-B DEPT NO.: XIII **ORDER APPOINTING CUSTODIAN [NRS 78.347(1)(B)]**

THE COURT, having considered Petitioner, SMALL CAP COMPLIANCE, LLC's Motion for Appointment of Custodian for AQUA POWER SYSTEMS INC., a Nevada Corporation [Nevada Entity No. E0587302010-0], proper notice having been given to the officers and directors of AQUA POWER SYSTEMS INC. pursuant to NRS 78.750(2), no opposition having been received, and good cause appearing,

IT IS ORDERED, ADJUDGED AND DECREED that:

1. Petitioner SMALL CAP COMPLIANCE, LLC is appointed custodian of AQUA POWER SYSTEMS INC.

2. SMALL CAP COMPLIANCE, LLC shall revive and/or reinstate AQUA POWER SYSTEMS INC. with the Nevada Secretary of State.

3. SMALL CAP COMPLIANCE, LLC shall appoint officers and directors to serve during the Custodianship of AQUA POWER SYSTEMS INC.

4. SMALL CAP COMPLIANCE, LLC is authorized to take reasonable and prudent action on behalf of AQUA POWER SYSTEMS INC., including negotiating and compromising debt, executing contracts and other agreements, filing Amendments to Articles of Incorporation to change the corporation's name, authorize additional shares, authorize additional classes of shares, designate and issue authorized common shares and preferred shares, and initiating litigation in AQUA POWER SYSTEMS INC.'s name as deemed reasonable and prudent in connection with or related to the performance of the Custodian's duties.

5. SMALL CAP COMPLIANCE, LLC shall provide reasonable notice to all shareholders of record of a shareholders meeting to be held after this Order is entered, and the shareholders who attend such meeting, whether in person or by proxy, shall constitute a quorum sufficient for all purposes of the meeting.

6. The record transfer agent for AQUA POWER SYSTEMS INC. is hereby authorized and directed to cooperate with SMALL CAP COMPLIANCE, LLC concerning delivery of the shareholder list for AQUA POWER SYSTEMS INC.

7. SMALL CAP COMPLIANCE, LLC shall file a Custodian Amendment to the Articles of Incorporation for AQUA POWER SYSTEMS INC. with the Nevada Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations, or convictions concerning SMALL CAP COMPLIANCE, LLC, or its affiliates or subsidiaries.

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that AQUA POWER SYSTEMS INC. comply with Chapter 78 of the Nevada Revised Statutes.

(c) A statement that as Custodian, SMALL CAP COMPLIANCE, LLC, is authorized to continue the business of AQUA POWER SYSTEMS INC. for the benefit of the corporation and its shareholders.

(d) A statement that SMALL CAP COMPLIANCE, LLC will reinstate AQUA POWER SYSTEMS INC.'s charter to do business in the State of Nevada.

(e) Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

8. SMALL CAP COMPLIANCE, LLC, as custodian of AQUA POWER SYSTEMS INC., shall submit a report to this Court of the actions taken by the Custodian every five (5) months from the date of Notice of Entry of this Order while the custodianship remains active.

IT IS SO ORDERED.

Dated this 01 day of December, 2020.

DISTRICT COURT JUDGE

Respectfully Submitted by:
CHASEY LAW OFFICES

/s/ Peter Chasey

PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
Attorney for Petitioner
SMALL CAP COMPLIANCE, LLC